Exhibit 24.1
AMERICAN PUBLIC EDUCATION, INC.
POWER OF ATTORNEY
          KNOW ALL MEN BY THESE PRESENTS that the undersigned Officers and Directors of American Public Education, Inc., a Delaware corporation (the “Corporation”), hereby constitute and appoint Wallace E. Boston, Jr. and Harry T. Wilkins, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and any one or more of them, to sign for the undersigned and in their respective names as Officers and as Directors of the Corporation a Registration Statement on Form S-1 or Form S-3 of the Corporation to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the sale of the Corporation’s common stock, $0.01 par value per share, and any amendment or amendments (including post-effective amendments) to such Registration Statement or any Registration Statement relating to such Registration Statement under Rule 462 and the undersigned hereby ratify and confirm all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

Date	Name	Title

November 7, 2008	/s/ Wallace E. Boston, Jr.	President, Chief Executive

	Wallace E. Boston Jr.	Officer and Director

November 7, 2008	/s/ Harry T. Wilkins	Executive Vice President and Chief

	Harry T. Wilkins	Financial Officer

November 7, 2008	/s/ Phillip A. Clough	Chairman

Phillip A. Clough

November 7, 2008	/s/ J. Christopher Everett	Director

J. Christopher Everett

November 7, 2008	/s/ F. David Fowler	Director

F. David Fowler

November 7, 2008	/s/ Jean C. Halle	Director

Jean C. Halle

November 7, 2008	/s/ David L. Warnock	Director

David L. Warnock

November 7, 2008	/s/ Timothy T. Weglicki	Director

Timothy T. Weglicki